Exhibit. 99.C2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated October 26, 2007, in the Registration Statement and related Prospectus (Form S-6 No. 333-146355) dated October 26, 2007 of UBS Pathfinders Trust, Treasury and Growth Stock Series 32.

/s/ ERNST & YOUNG, LLP
ERNST & YOUNG LLP

New York, New York

October 26, 2007